UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 12, 2020 by Torchlight Energy Resources, Inc. (the “Company”) regarding the Company entering into a Securities Purchase Agreement with an institutional investor relating to the issuance and sale in a registered direct public offering of shares of our common stock and the issuance to the investor of a warrant to purchase shares of our common stock pursuant to a prospectus supplement dated June 12, 2020 filed by the Company with the SEC. The purpose of this Form 8-K/A is to include, as an exhibit (Exhibit 5.1), the legal opinion of Axelrod & Smith relating to the legality of the issuance and sale of such shares of our common stock, the warrant and the shares of our common stock issuable upon exercise of the warrant pursuant to such offering, as well as Exhibit 23.1 which is included in such opinion. Other than the addition of the Item 9.01 exhibit, there is no other change to the body of the original filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number
5.1	Opinion of Axelrod & Smith

23.1	Consent of Axelrod & Smith (included in Opinion of Axelrod & Smith filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: June 15, 2020	By: /s/ John A. Brda
John A. Brda
President

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